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                                                                   Exhibit 10.14

                           Cable Internet Agreement

This is an Agreement to provide Internet access using the PeRKInet(TM) system between Internet Ventures, Inc., a California corporation ("Ventures") and CoxCom, Inc., d/b/a Cox Communications, Humboldt, a Delaware corporation ("Cox"), according to the terms and conditions set forth below as of this date January 14, 1998 (the "Agreement").


                                   Recitals

WHEREAS, Cox provides cable television service to residential and commercial customers in the Humboldt County area;

WHEREAS, Cox would like to offer high speed Internet access to its customers;

WHEREAS, Ventures can provide Internet access through cable television systems using its PeRKInet(TM) system;

WHEREAS, Cox would like Ventures to install and maintain a PeRKInet(TM) system to allow Cox to provide high speed Internet access to Cox's customers;

                                   Agreement

NOW THEREFORE, in consideration of the premises and the mutual dependent promises hereinafter set forth, the parties hereto agree as follows:

1. Equipment Ventures will provide the necessary equipment to operate PeRKInet(TM), the equipment will remain the sole property of Ventures and Ventures will be responsible for removing the equipment within thirty (30) days after the termination of this Agreement.

     Ventures will indemnify Cox for any damage that Ventures or its employees cause to Cox's equipment. Correspondingly, Cox will indemnify Ventures for any damage that Cox or its employees cause to Ventures' equipment.

2. Responsibility for Data Transmission Ventures will be responsible for transmission of data from the Internet to Cox's headend and Cox will be responsible for the transmission of data through the RF equipment from the headend to Cox's PeRKInet(TM) subscribers. Protocol conversion for communication between Cox's PeRKInet(TM) subscribers and PeRKInet(TM) will take place on Cox's system. The protocol conversion equipment will be located in Cox's headend and will be operated by Cox. Ventures will lease such protocol conversion equipment to Cox for $10.00 per year during the term of this agreement. Cox will also be responsible for generating,
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storing and making available the Cox web site, which will be the home page for the PeRKInet(TM) subscribers. In this regard, Cox will provide the necessary hardware and software which will remain Cox's sole property.

3. Revenue Cox will charge its customers nineteen dollars and ninety five cents ($19.95) per month plus any applicable taxes for 256 Kbps access to the PeRKInet(TM) system. Cox will pay $11.97 to Ventures for each Cox customer of 256 Kbps access to the PeRKInet(TM) system. Cox will charge its customers ninety five dollars ($95.00) per month plus any applicable taxes for 10 Mbps access to the PeRKInet(TM) system. Cox will pay $47.50 to Ventures for each Cox customer of 10 Mbps access to the PeRKInet(TM) system. Upon mutual agreement, Cox and Ventures may increase or decrease the price it charges customers provided that Cox will pay 60% of the pretax price for 256 Kbps access and 50% of the pretax price for 10 Mbps access to Ventures in such event. All customers served under this Agreement will be Cox's customers.

4. Payment Terms Cox's payment to Ventures will be due forty-five (45) days from the date that Cox bills its customers for the PeRKInet(TM) service fee. Cox will not be liable to Ventures for fees deemed uncollectible by Cox after Cox has used due diligence in collection efforts. Due diligence will include employing the same methods that Cox employs when Cox's customers do not pay for their basic cable service. Ventures will have no recourse against Cox's customers for such payment.

5. Late Charges Payments that are more than sixty (60) days past due will accrue interest at the rate of one and one-half percent (1.5%) per month.

6. Marketing Cox and Ventures will jointly market the PeRKInet(TM) service. Ventures will market PeRKInet(TM) by advertising it to the members of its local Internet Service Provider ("ISP") and other computer users. Cox will provide 80 30 second commercials per month on local avails for the PeRKInet(TM) product.

7. Term This Agreement will run for a term of three years. At the end of this term the Agreement will automatically be renewed for additional one year terms unless either party gives written notice to the other at least ninety (90) days prior to the Agreement's anniversary of that party's intention not to renew.

     Notwithstanding the foregoing, Cox may terminate this Agreement if at any time more than one year after the date of this Agreement fewer than three hundred (300) Cox customers are subscribing to PeRKInet service.

     If either party breaches any material provision of the Agreement and fails to cure that breach within thirty (30) days of receipt of written notice thereof, the non-defaulting party may declare this Agreement to be terminated by written notice of the defaulting party.

     Additionally, Cox may immediately terminate this Agreement if Cox determines, in its

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reasonable discretion, that the PeRKInet(TM) service damages or jeopardizes the security, integrity, functionality or quality of Cox's system.

8. Warranty NEITHER VENTURES NOR ANY OF ITS LICENSORS, EMPLOYEES, OR AGENTS WARRANT THAT ACCESS TO THE INTERNET WILL BE UNINTERRUPTED OR ERROR FREE; NOR DOES VENTURES OR ANY OF ITS LICENSORS, EMPLOYEES OR AGENTS MAKE ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE OF THE ACCESS. THE ACCESS IS DISTRIBUTED ON AN "AS IS" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION, OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT. NEITHER VENTURES NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING OR DELIVERING THE ACCESS SHALL BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF USE OF PERKINET OR INABILITY TO USE PERKINET(TM) OR OUT OF ANY BREACH OF ANY WARRANTY. COX EXPRESSLY ACKNOWLEDGES THAT THE PROVISIONS OF THIS PARAGRAPH SHALL ALSO APPLY TO THE THIRD PARTY CONTENT. NOTWITHSTANDING THE ABOVE, VENTURES WARRANTS THAT ITS EQUIPMENT AND THE PERKINET(TM) SERVICE DO NOT INFRINGE THE PATENT, TRADE MARK, COPYRIGHT OR OTHER PROPERTY RIGHTS OF ANY THIRD PARTIES. VENTURES SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS COX AGAINST ANY SUITS, LIABILITIES, DAMAGES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES) ARISING FROM OR RELATED TO ANY ALLEGATIONS OF INFRINGEMENT MADE BY THIRD PARTIES.

9. Books and Records During the term of this Agreement and for one year thereafter, Cox shall keep and maintain complete and accurate records pertaining to its customers receiving the PeRKInet(TM) service.

10. Audit Ventures shall have the right, upon reasonable notice to Cox and no more than once in any calendar year, to audit the books and records of Cox and to make copies during normal business hours. In the event that the audit reveals underpayment by Cox by more than five percent (5%) of the total owed Ventures during the period of the audit, then Cox shall pay Ventures the reasonable cost of the audit, in addition to all unpaid fees and late charges. Ventures' right to audit will expire one year after this Agreement terminates.

     Cox shall have the right, upon reasonable notice to Ventures and no more than once in any calendar year, to audit the books and records of Ventures and to make copies during normal business hours. In the event that the audit reveals any PeRKInet(TM) accounts unknown to Cox by more than five percent (5%) of the total Cox accounts on the PeRKInet(TM) system, during the period of the audit, then Ventures shall pay Cox the reasonable cost of the audit, in addition to
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all unpaid fees and late charges. Cox's right to audit will expire one year after this Agreement terminates.

11. Non-Ownership Both Ventures and Cox do not intend to create an equity interest by either party in the other party.

12. Trademarks The trademarks, PeRKInet(TM), Community Wide Web(TM) and other trademarks used by Ventures (collectively, the "Marks") are Ventures' exclusive property. Ventures grants Cox a limited and non-exclusive license to use the Marks solely for the purpose of offering the PeRKInet(TM) service to Cox's customers. Cox may not alter the Marks, nor may Cox sell the Marks, nor may Cox authorize any third party to sell or use the Marks. Ventures shall not use Cox's trademarks without Cox's prior written consent.

13. Assignment Neither Ventures nor Cox may assign or transfer either its rights or obligations under this Agreement in whole or in part, by operation of law or otherwise, without the written consent of the other, provided however that either Ventures or Cox shall have the right, without consent of the other party, to assign its rights hereunder to any affiliate or pursuant to a merger, stock sale or sale of exchange of substantially all of the assets of the respective company involved.

14. Waiver The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

15. Force Majeure Neither party shall be liable to the other for failure to fulfill its obligations hereunder (other than the obligation to make all payments due hereunder) if such failure is caused by or arises out of an act of God, war, strike, riot, labor dispute, national disaster, technical failure (including the failure of all or part of the Internet) or any other reason beyond the control of the party whose performance is prevented during the period of such occurrence (a "Force Majeure Event"). Lack of financial resources shall not under any circumstances constitute a Force Majeure Event.

16. Corporate Authority Ventures is a corporation duly organized, validly existing and in good standing under California law with the power to carry on its business as it is now being conducted and as described herein. The execution of this Agreement and the performance of all obligations under this Agreement have been duly authorized by all requisite corporate action. Ventures' performance of its obligations under this Agreement will not violate any other agreement, instrument or document or any order of any court or government agency.

     Similarly, Cox is a corporation duly organized, validly existing and in good standing under Delaware law with the power to carry on its business as it is now being conducted and as described herein. The execution of this Agreement and the performance of all obligations under this Agreement have been duly authorized by all requisite corporate action. Cox's performance

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of its obligations under this Agreement will not violate any other agreement, instrument or document or any order of any court or government agency. Further, Cox's performance of this Agreement is in accordance with, and fully authorized by, Cox's franchise.

17. Notices All notices or other communications regarding this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by registered mail return receipt requested or sent via telecopier with a copy sent by first class mail, as follows:

     If to Ventures to:
          Donald A. Janke
          Internet Ventures, Inc.
          211 Via Anita
          Redondo Beach, CA 90277
          Telecopier (310) 378-0494

     If to Cox to:
          Dorothy Lovfald
          Cox Communications Humboldt
          911 West Wabash Ave.
          Eureka, CA 95501
          Telecopier: (707) 444-9017

     Either party listed above shall be entitled to specify a different address by giving written notice as stated above to the other party.

18. Amendments This Agreement may be amended or modified only by written instrument executed and delivered by each of the parties hereto.

19. Expenses Each party to this Agreement shall pay its own expenses in connection with preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, any and all legal and accounting fees and expenses and any income tax liability.

20. Confidentiality All information related to the purpose of this Agreement that the parties exchange, and which they identify as confidential, shall not be disclosed to any other entity or individual during the term of this Agreement and for one year thereafter without the other party's prior written consent. Notwithstanding the above, information which is or becomes publicly known shall not be subject to this confidentiality obligation.

21. Arbitration All claims and disputes and other matters in question between the parties hereto, arising out of or relating to this Agreement shall be resolved exclusively through binding arbitration conducted under the Commercial Arbitration Rules of the American Arbitration Association then in force and effect. The seat of such arbitration shall be Los Angeles, California.

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This agreement to arbitrate shall be enforceable under the prevailing law. The award rendered by the arbitrator(s) shall be final and binding, and judgment may be entered in any court having jurisdiction thereof.

     Notice of the demand for arbitration shall be given by the aggrieved party to the other party to this Agreement and a copy thereof shall be filed with the American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after the claim, dispute or other matter has arisen.

     In the event a dispute is submitted to arbitration, the arbitrator(s) shall award costs and reasonable attorney's fees to the prevailing party.

22. Governing Law This Agreement shall be construed and governed in accordance with the laws of the State of California without giving effect to California's choice of law rules.

23. Severability It is the intention of both Cox and Ventures to enter into a complete agreement in compliance with California law, should any provision of this agreement not be in compliance with California law, such inconsistent provision shall be deemed superseded by such law or rule, and the agreement shall otherwise be fully enforceable and in effect.

24. No Third Party Rights Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement.

25. Entire Agreement This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings between the parties, whether oral or written, with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the patties have duly executed this Agreement as of the date first above written.

Internet Ventures, Inc.

By: /s/ Donald A. Janke
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Title: President
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CoxCom, Inc. d/b/a
Cox Communications Humboldt

By: /s/ Dorothy Lanfold
    ------------------------------

Title: Vice President
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